Exhibit 10.2


                AMENDMENT OF EMPLOYMENT AGREEMENT


          AMENDMENT of EMPLOYMENT AGREEMENT made and entered into as of the 20th day of October, 1995, between Polaroid
Corporation, a Delaware Corporation (together with its successors and assigns permitted under the Employment Agreement referred to herein as the "Company"), and Gary T. DiCamillo (the
"Executive").

          The Company and the Executive agree that the Employment
Agreement be, and hereby is, amended by deleting the text of
Section 7 of the Employment Agreement and inserting in its place:

          (a) Upon commencement by the Executive of his full time duties, he shall be awarded 25,000 shares of restricted stock of the Company, which shall vest at the rate of 5,000 shares at the end of each of the first five years of employment.

          (b) The Executive shall be awarded an additional 15,000 shares of restricted stock of the Company as of the date a Restricted Stock Agreement relating to such shares is executed by the Executive, such shares to vest on the fifth anniversary of such date if by that date performance criteria to be established by mutual agreement of the parties not later than February 28, 1996, and set forth in the Restricted Stock Agreement shall have been achieved.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of December 21, 1995.

                              Polaroid Corporation



                              By: /s/ Joseph Parham
                                      -------------



                                 /s/ Gary T. DiCamillo
                                     -----------------
                                     Gary T. DiCamillo